Exhibit 99.1
FOR IMMEDIATE RELEASE:

Contact:	Erik Bratt WebSideStory, Inc. Voice: (858) 546-0040, ext. 365 Email: erik.bratt@websidestory.com
WEBSIDESTORY POSTS RECORD FIRST QUARTER 2006 RESULTS; RAISES REVENUE GUIDANCE
SAN DIEGO, CA (May 10, 2006) — WebSideStory, Inc. (Nasdaq:WSSI), a leading provider of on-demand digital marketing and customer analytics solutions, today announced the results of operations for the first quarter ended March 31, 2006. Financial and operating highlights for the quarter include:
•	Record non-GAAP revenue of $14.5 million, an increase of 109% percent over the comparable period last year on an as-reported basis and 37% on an organic basis. Non-GAAP revenue includes $1.1 million in deferred revenue related to the company’s merger with Visual Sciences. The first quarter of 2006 includes the results of operations from Visual Sciences from the period beginning February 1, 2006.

•	GAAP revenue of $13.4 million, an increase of 93% over the comparable period last year on an as-reported basis and 20% on an organic basis.

•	Raised non-GAAP revenue guidance for the second quarter of 2006 from between $15.8 million and $16.4 million to between $16.0 million and $16.7 million, and raised GAAP revenue guidance for the second quarter of 2006 from between $14.6 and $15.2 million to between $14.7 and $15.4 million.

•	Non-GAAP earnings per share of $0.12, compared to previously issued guidance of $0.10 to $0.12 per share. Non-GAAP earnings per share excludes stock-based compensation expenses, amortization of intangibles and other non-cash items described below. On a GAAP basis, the company reported a loss of $0.09 per share.

•	Strong year-over-year organic revenue growth from core product lines, including 40% growth in the Active Marketing Suite, comprised of HBX, Search and Publish, and 55% growth in the Visual Sciences business unit.

•	Signing of 120 new contracts for various modules of the WebSideStory Active Marketing and Visual Sciences suites, surpassing 1,300 enterprise customers worldwide.

•	The company’s 10th consecutive quarter of positive cash generation and non-GAAP profitability, including non-GAAP net income of $2.3 million, which includes deferred revenue related to the Visual Sciences merger and excludes stock-based compensation, amortization of intangibles and other non-cash items. On a GAAP basis, the company reported a net loss of $1.7 million for the quarter.

WebSideStory Posts Record First Quarter 2006 Results
     “We are pleased to post another strong quarter, highlighted by record non-GAAP revenue and strong cash generation, while continuing to deliver new and innovative products that are changing the landscape of digital marketing and real-time enterprise analytics,” said Jeff Lunsford, chairman and CEO of WebSideStory. “Our customers are now seeing the synergies of the Active Marketing Suite in action, as exemplified by the recent launch of WebSideStory Search 4.0, the first site search solution to automatically integrate site search with web site behavioral data. As part of a live test, Brooks Brothers enjoyed a 25 percent increase in online sales from visitors using site search, directly attributable to this innovative capability. Additionally, demand for HBX and Visual Sciences solutions continues to meet or exceed our goals as real-time web analytics and real-time enterprise intelligence are gaining mainstream recognition as required capabilities for competing in the global marketplace.”
Financial Guidance

	Q206		Full Year 2006
	Low	High	Low	High
Revenue Guidance (millions)
Estimated Non-GAAP revenue range	$16.0	$16.7	$67.0	$68.5
Deferred revenue related to Visual Sciences merger	(1.3)	(1.3)	(4.1)	(4.1)

Estimated GAAP revenue range	$14.7	$15.4	$62.9	$64.4

Earnings per share guidance
Estimated Non-GAAP EPS range	$0.10	$0.13	$0.50	$0.54
Estimated amortization of intangibles	(0.07)	(0.07)	(0.27)	(0.27)
Estimated stock-based compensation	(0.20)	(0.21)	(0.60)	(0.63)
Deferred revenue related to Visual Sciences merger	(0.06)	(0.06)	(0.20)	(0.20)
Estimated non-cash tax benefit	0.05	0.05	0.14	0.16
Estimated non-cash interest expense	(0.01)	(0.01)	(0.05)	(0.05)

Estimated GAAP EPS range	$(0.19)	$(0.17)	$(0.49)	$(0.45)
Estimated Shares used in per share calculations	20,270,000	20,270,000	20,368,000	20,368,000
Note on the Use of Non-GAAP Financial Measures
Some of the financial measures in this press release, including some of our financial guidance, are non-

WebSideStory Posts Record First Quarter 2006 Results
GAAP financial measures within the meaning of SEC Regulation G. WebSideStory believes that this presentation is useful to investors because it more accurately describes the operating performance of the company on a period-to-period basis and helps investors gauge the company’s ability to generate cash flow, excluding specific costs and expenses that we believe are not indicative of our core operating results. Company management uses these non-GAAP measures as important indicators of the company’s past performance and to plan and forecast performance in future periods. Investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.
Conference Call and Webcast Information
Management will host a quarterly conference call and simultaneous webcast to discuss the results Wed., May 10, 2006, at 6:00 a.m. Pacific Time. To participate in the call, investors should dial 866.578.5788 (domestic) or 617.213.8057 (international) 10 minutes prior to the scheduled call. The passcode is 32454916. Additionally, a live audio-only webcast of the call may be accessed via the internet at www.websidestory.com. An archived version of the webcast will also be available for at least twelve months, beginning two hours after completion of the call, at the same location.
Forward-Looking Statements
Statements in this press release that are not a description of historical facts are forward-looking statements. You should not regard any forward-looking statement as a representation by WebSideStory that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in WebSideStory’s business, including, without limitation: WebSideStory’s reliance on its web analytics services for the majority of its revenue; blocking or erasing of cookies or limitations on our ability to use cookies; WebSideStory’s limited experience with digital marketing applications beyond web analytics; the risks associated with integrating the operations and products of Avivo Corporation and Visual Sciences, LLC with those of WebSideStory; privacy concerns and laws or other domestic or foreign regulations that may subject WebSideStory to litigation or limit our ability to collect and use Internet user information; WebSideStory’s ability to defend itself against claims of patent infringement alleged by NetRatings, Inc.; WebSideStory’s ongoing ability to protect its own intellectual property rights and to avoid violating the intellectual property rights of third parties; the highly competitive markets in which we operate that could make it difficult for WebSideStory to acquire and retain customers; the risk that WebSideStory’s customers fail to renew their agreements; WebSideStory’s recent achievement of profitability and the risk that it may not maintain its profitability; the risk that WebSideStory’s services may become obsolete in a market with rapidly changing technology and industry standards; and other risks described in WebSideStory’s Securities and Exchange Commission filings, including WebSideStory’s annual report on Form 10-K for the year ended December 31, 2005 and quarterly reports on Form 10-Q. Do not place undue reliance on these forward-looking statements which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement, and WebSideStory undertakes no obligation to revise or update this news release to reflect events or circumstances after the date of this news release.
About WebSideStory, Inc.
Founded in 1996, WebSideStory, Inc. (Nasdaq: WSSI) is a leading provider of on-demand digital marketing and customer analytics solutions that improve online marketing, sales and business operations.

WebSideStory Posts Record First Quarter 2006 Results
Its Active Marketing Suite(TM) consists of web analytics, site search, web content management, and keyword bid management. WebSideStory also provides customer analytics solutions through its wholly owned subsidiary, Visual Sciences, LLC, a leading provider of streaming data analysis and visualization software. WebSideStory is headquartered in San Diego, California, and has European headquarters in Amsterdam, The Netherlands. For more information, contact WebSideStory. Voice: 858.546.0040. Fax: 858.546.0480. Address: 10182 Telesis Court, 6th Floor, San Diego, CA 92121. Web site: www.WebSideStory.com. HBX and Active Marketing Suite are trademarks and WebSideStory is a registered trademark of WebSideStory. Visual Sciences is a registered trademark of Visual Sciences, LLC. Other trademarks belong to their respective owners.
Contact Information
For additional information, please contact: CEO Jeff Lunsford at (858) 546-0040 ext. 388; or CFO Claire Long at (858) 546-0040 ext. 387.

WebSideStory Posts Record First Quarter 2006 Results
WebSideStory, Inc. — Consolidated Statement of Operations
All numbers in thousands except for per share data

	Three months ended
	March 31,	March 31,
	2006	2005
	Unaudited	Unaudited
Revenues
Subscription, hosting and support	$11,768	$6,901
License	251	—
Professional services	759	45
Advertising	665	11

Total revenues	13,443	6,957

Cost of revenues*
Cost of revenue	3,136	1,007
Amortization of intangibles	502	—

Total cost of revenues	3,638	1,007

Gross profit	9,805	5,950

Operating expenses*
Sales and marketing	5,938	2,968
Technology development	2,672	752
General and administrative	2,693	1,284
Amortization of intangibles	713	—

Total operating expenses	12,016	5,004

(Loss) income from operations	(2,211)	946

Interest expense	(307)	(9)
Interest income	157	183

(Loss) income before provision for income taxes	(2,361)	1,120

(Benefit from) provision for income taxes	(606)	53

(Loss) income before cumulative effect of a change in accounting principle	(1,755)	1,067

Cumulative effect of change in accounting principle (net of tax)	13	—

Net (loss) income	$(1,742)	$1,067

(Loss) income per share before cumulative effect of a change in accounting principle:
Basic	$(0.09)	$0.07
Diluted	$(0.09)	$0.06

Cumulative effect of change in accounting principle per share:
Basic	$—	$—
Diluted	$—	$—

Net income (loss) per share:
Basic	$(0.09)	$0.07
Diluted	$(0.09)	$0.06

Weighted average number of shares used in per share amounts:
Basic	18,405,000	15,446,842
Diluted	18,405,000	16,921,915

(*)	Stock-based compensation

Cost of revenues	$411	$2
Sales and marketing	786	34
Technology development	550	2
General and administrative	488	144

	$2,235	$182

WebSideStory Posts Record First Quarter 2006 Results
WebSideStory, Inc. — Consolidated Balance sheet (in thousands)

	March 31,	December 31,
	2006	2005
Assets	Unaudited	Unaudited
Current assets
Cash and cash equivalents	$6,619	$19,968
Investments	7,735	11,712
Accounts receivable, net	10,378	7,842
Deferred tax assets	1,012	507
Prepaid expenses and other current assets	2,721	2,304

Total current assets	28,465	42,333
Property and equipment, net	4,617	2,532
Investments	1,294	3,276
Goodwill	46,233	21,286
Intangible assets, net	24,366	6,901
Deferred tax assets	9,852	9,166
Other assets	2,404	2,249

	$117,231	$87,743

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,783	$877
Accrued liabilities	4,032	3,880
Deferred revenue	15,769	12,801
Capital lease short term	77	83

Total current liabilities	21,661	17,641
Capital lease long term	75	90
Notes payable	18,911	—
Other liabilities	196	196

Total liabilities	40,843	17,927

Commitments and contingencies
Stockholders’ equity
Preferred stock, 10,000,000 shares authorized and no shares issued and outstanding at March 31, 2006 and December 31, 2005	—	—
Common stock, $0.001 par value; 75,000,000 shares authorized, 18,462,336 and 18,401,180 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	18	18
Additional paid in capital	122,672	114,934
Unearned stock-based compensation	(96)	(630)
Accumulated other comprehensive income	145	103
Accumulated deficit	(46,351)	(44,609)

Total stockholders’ equity	76,388	69,816

	$117,231	$87,743

WebSideStory Posts Record First Quarter 2006 Results
WebSideStory, Inc.

	Three months ended
	March 31,	March 31,
	2006	2005
(in thousands)	Unaudited	Unaudited
Reconciliation of GAAP net (loss) income attributable to common stockholders to Non-GAAP net income
Net (loss) income	$(1,742)	$1,067
Amortization of intangibles	1,215	—
Stock-based compensation	2,235	182
Deferred revenue related to Visual Sciences merger *	1,105	—
Non-cash tax expense (benefit)	(675)	—
Non-cash interest expense	171	—
Cumulative effect of change in accounting principle	(13)	—

Non-GAAP net income	$2,296	$1,249

Reconciliation of GAAP (loss) income per share to Non-GAAP income per share

GAAP (loss) income per share attributable to common stockholders
Basic	$(0.09)	$0.07
Diluted	$(0.09)	$0.06

Amortization of intangibles	0.06	—
Stock-based compensation	0.11	0.01
Deferred revenue related to Visual Sciences merger *	0.06	—
Non-cash tax expense (benefit)	(0.03)	—
Non-cash interest expense	0.01	—
Cumulative effect of change in accounting principle	—	—
Non-GAAP net income per share attributable to common stockholders:
Diluted	$0.12	$0.07

GAAP weighted-average number of shares used in per share amounts:
Basic	18,405,000	15,446,842
Diluted	18,405,000	16,921,915

Non-GAAP weighted-average number of shares used in per share amounts:
Basic	18,405,000	15,446,842
Diluted	19,774,782	16,855,949

WebSideStory Posts Record First Quarter 2006 Results
WebSideStory, Inc.

	Three months ended
	March 31,	March 31,
	2006	2005
(in thousands)	Unaudited	Unaudited
Reconciliation of GAAP revenue to Non-GAAP revenue
GAAP revenue	$13,443	$6,957
Deferred revenue related to Visual Sciences merger *	1,105	—

Non-GAAP revenue	$14,548	$6,957

*	In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”, the deferred revenue obligation on the ending balance sheet of Visual Sciences was reduced to fair value when recorded on the beginning balance sheet within WebSideStory. This fair value adjustment resulted in a write-down of $4.5 million of deferred revenue which would otherwise have been recognized as revenue by Visual Sciences on a stand-alone basis in periods subsequent to the merger date.